UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2012

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders

On August 29, 2012, at a special meeting (the “Special Meeting”) of stockholders of Interline Brands, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated May 29, 2012 (the “Merger Agreement”), by and among the Company, Isabelle Holding Company Inc., a Delaware corporation (“Parent”), and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Parent is an affiliate of GS Capital Partners VI Fund, L.P.  One or more investment funds managed by P2 Capital Partners, LLC will also own an interest in Parent at the closing of the transactions contemplated by the Merger Agreement.  The Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth therein, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”).

The approval to adopt the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding as of the close of business on July 26, 2012, the record date for the Special Meeting.  The approval of, on an advisory (non-binding) basis, certain agreements or understandings with and items of compensation payable to certain of the Company’s named executive officers that are tied to or based on the Merger (the “golden parachute” compensation) required the affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy and entitled to vote on the proposal, whether or not a quorum was present, and was not a condition to the completion of the Merger.  Finally, the proposal to adjourn the Special Meeting if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was not submitted for a vote.

The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 31,930,798 shares of common stock.  Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions.

Proposal 1: Adopt the Merger Agreement

For	Against	Abstain
26,857,340	23,241	223

Proposal 2: Approve on Advisory (Non-Binding) Basis, “Golden Parachute” Compensation

For	Against	Abstain
10,097,286	16,368,034	415,484

Item 8.01                                             Other Events

A copy of the press release issued by the Company regarding the results of the Special Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements herein regarding the proposed transaction between Parent, Merger Sub and the Company, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, the Company filed a Definitive Proxy Statement with the SEC on August 1, 2012.  Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters.  The Definitive Proxy Statement was mailed to stockholders of the Company on August 1, 2012.  Investors and security holders of the Company are able to obtain copies of the Proxy Statement as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.interlinebrands.com.

Participants in Solicitation

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.  Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants is included in the Definitive Proxy Statement filed with the SEC on August 1, 2012.

Item 9.01                                             Financial Statements and Exhibits

(d)                                              Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued on August 29, 2012 by Interline Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

BY:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel & Secretary

Date:  August 29, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued on August 29, 2012 by Interline Brands, Inc.